Aflac Incorporated 3rd Quarter 2014 10-Q
EXHIBIT 10.7

THIRD AMENDMENT TO THE
AFLAC INCORPORATED EXECUTIVE DEFERRED COMPENSATION PLAN
(As amended and restated effective January 1, 2009)

THIS AMENDMENT to the Aflac Incorporated Executive Deferred Compensation Plan
(the “Plan”) is made effective as of July 1, 2014 (the “Effective Date”), by the Administrative
Committee of the Plan (the “Committee”).

WITNESSETH:

WHEREAS, Aflac Incorporated (the “Company”) has previously established the Plan for the benefit of its eligible employees and their beneficiaries; and

WHEREAS, pursuant to Section 10.1 of the Plan, the Committee is authorized to amend the Plan; and

WHEREAS, the Committee wishes to amend the Plan to (i) provide that employees classified by the participating companies with the job title of Director, other than those who work in a sales function, will be eligible for the Plan; (ii) provide that, for periods after 2014,
Territory Directors will no longer be eligible for nondiscretionary matching contributions under the Plan, and remove provisions related to those special matching contributions; (iii) update the list of participating employers; (iv) provide default vesting terms for discretionary employer contributions; (v) clarify certain provisions where the Plan must be aggregated with the new
Aflac Incorporated Market Director Deferred Compensation Plan under Internal Revenue Code
Section 409A restrictions; (vi) clarify payment timing default provisions for discretionary contributions; (vii) specify the duties and authority of the Plan’s Retirement Plans Investment
Committee; (viii) change the timing of payments to the beneficiary upon a participant’s death from 30 days to 60 days after the date of death; (ix) replace references to the Executive VP of
Corporate Services with references to the Senior Human Resources Officer; (x) remove provisions related to eligibility for deferral elections to make fixed dollar contributions rather than contributions that are determined as a percentage of eligible pay; and (xi) remove provisions related to former stock option accounts that no longer apply.

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the
Effective Date, except as otherwise specified:

1.     The Plan is amended by adding thereto, immediately following Section 1.19, the following new section:

1.19A    Director will mean an individual employed by a Participating
Company who is classified by the Participating Company as, and has the job title of, Director, but who does not have the job title of Market Director, Co-Market
Director or Assistant Market Director.

2.     Effective January 1, 2015, Section 1.22 is amended to read as follows:

1.22     Eligible Employee will mean, for a Plan Year, an individual who is a U.S.-based employee of a Participating Company and who is either an officer
(other than an Assistant Vice President) or a Director of such Participating
Company. The Compensation Committee, from time to time and in its sole discretion, may designate such other individuals, on an individual basis or as part of a specified group, as eligible to participate in the Plan.

3.     Section 1.23 is amended to read as follows:

1.23     Eligible TD Participant will mean, for the allocation of Matching
Contributions under Section 3.3(a), any Participant who, during a Plan Year, is classified as a Territory Director or Territory Vice President by the Participating
Company that employs him, and either (i) is actively employed as a Territory
Director or Territory Vice President by an Affiliate as of the last day of such Plan
Year, (ii) is not in the active employ of an Affiliate on the last day of such Plan
Year due to his death during such Plan Year, or (iii) is actively employed as a
Territory Director and/or Territory Vice President by the Affiliates for at least 6 months during such Plan Year.

4.     Section 1.23 is amended, effective for all Deferral Contributions and Matching
Contributions made with respect to Base Salary and/or Annual Bonuses considered earned after
December 31, 2014, by deleting said section in its entirety and by substituting in lieu thereof the following:

1.23     [RESERVED]

5.     Section 1.28 is amended to read as follows:

1.28     Investment Funds shall mean the investment funds selected from time to time by the Retirement Plans Investment Committee for purposes of determining the rate of return on amounts deemed invested pursuant to the terms of the Plan.

6.     A new Section 1.37A is added to read as follows:

1.37A     Retirement Plans Investment Committee means the committee
which will make and effect investment decisions, as provided in Article IX. To the extent that a Retirement Plans Investment Committee is not appointed, the
Controlling Company may act in lieu of the Retirement Plans Investment
Committee.

7.     Section 1.40 is amended to read as follows:

1.40     [RESERVED]

8.     Section 3.1 is amended to read as follows:

3.1     Participants’ Accounts.

(a)     Establishment of Accounts. The Administrative Committee shall establish and maintain an Account on behalf of each Participant. Each Account shall be credited with (i) Deferral Contributions (separated as necessary or helpful into Base
Salary Contributions and Annual Bonus Contributions), (ii) Matching Contributions, (iii)
Discretionary Contributions, and (iv) earnings attributable to such Account, and shall be debited by the amount of all distributions. Each Account shall be subdivided into a Pre-
409A Account and a Post-409A Account, which shall be separately accounted for under the Plan. Each Account of a Participant shall be maintained until the value thereof has been distributed to or on behalf of such Participant or his Beneficiary.

(b)     Nature of Contributions and Accounts. The amounts credited to a Participant’s Account shall be represented solely by bookkeeping entries. Except as provided in Article VIII, no monies or other assets shall actually be set aside for such
Participant, and all payments to a Participant under the Plan shall be made from the general assets of the Participating Companies.

(c)     Several Liabilities. Each Participating Company shall be
severally (and not jointly) liable for the payment of benefits under the Plan in an amount equal to the total of (i) all undistributed Deferral Contributions, (ii) all undistributed
Matching Contributions, (iii) all undistributed Discretionary Contributions, and (iv) all investment earnings attributable to the amounts described in clauses (i)-(iii) hereof. The
Administrative Committee shall allocate the total liability to pay benefits under the Plan among the Participating Companies, and the Administrative Committee’s determination shall be final and binding.

(d)     General Creditors. Any assets which may be acquired by a
Participating Company in anticipation of its obligations under the Plan shall be part of the general assets of such Participating Company. A Participating Company’s obligation to pay benefits under the Plan constitutes a mere promise of such Participating Company to pay such benefits, and a Participant or Beneficiary shall be and remain no more than an unsecured, general creditor of such Participating Company.

9. Effective as of September 30, 2014, Section 3.2(a)(ii) is amended to read as follows:

(ii)     Special Rule for New Participants.

(A)     Salary Deferrals. If a Participant initially becomes
an Eligible Employee (determined in accordance with Code Section 409A)
and does not make an initial Salary Deferral Election within the time period set forth in subsection (i) above, such Participant may make a prospective Salary Deferral Election (but not an Annual Bonus Election)
either before or within 30 days after the date on which his participation becomes effective. Such election will apply to the Participant’s Base

Salary for services performed after the Salary Deferral Election is made, starting with the second payroll period that begins after the 30-day period commencing on the date on which the Participant’s participation becomes effective.

(B)     Newly Eligible. If a former Eligible Employee
again becomes an Eligible Employee under the Plan within 24 months after he ceased to be eligible under the Plan, such individual shall not be treated as newly eligible under the Plan upon return to eligible status for purposes of this subsection (ii). If a former participant in the Aflac
Incorporated Market Director Deferred Compensation Plan (the
“MDDCP”) becomes an Eligible Employee under the Plan within 24 months after he ceased to be eligible under the MDDCP, such individual shall not be treated as newly eligible under the Plan upon so becoming an
Eligible Employee, for purposes of this subsection (ii).

10. Effective as of January 1, 2015, Section 3.2(c) is amended to read as follows:

(c)     Amount.

(i) Salary Deferrals. A Participant may elect to defer
his Base Salary payable in each regular paycheck up to a maximum of
75% (or such other maximum percentage and/or amount, if any, established by the Administrative Committee from Plan Year to Plan
Year). Notwithstanding the foregoing, a Participant’s deferral for a paycheck shall not exceed the amount of his Base Salary payable in such paycheck equal to the amount remaining after required withholdings under
Federal Insurance Contributions Act.

(ii) Bonus Deferrals. The Participant may elect to defer
his Annual Bonus up to 100% (or such other maximum percentage and/or amount, if any, established by the Administrative Committee from Plan
Year to Plan Year). Any election shall be applied to the Participant’s gross Annual Bonus without reduction for any FICA Tax applicable to the
Annual Bonus, but the deferral amount shall be deducted after any FICA
Tax applicable to the Annual Bonus and other tax withholding related to the amount of such FICA Taxes as permitted under Code Section 409A, and the deferral amount shall not exceed the amount of the Annual Bonus after reduction for FICA Taxes and such related tax withholding.

11.     Section 3.3 is amended, effective for all Matching Contributions made with respect to
Base Salary and/or Annual Bonuses considered earned after December 31, 2014, to read as follows:

3.3     Matching Contributions.

If and to the extent the Chief Executive Officer of the Controlling
Company, his duly authorized designee, the Senior Human Resources Officer of the Controlling Company, or the Compensation Committee determines that the
Controlling Company will make Matching Contributions for some or all
Participants, then as of the end of each payroll period (or such other date or time as the Administrative Committee, in its sole discretion, determines from time-totime), the Administrative Committee will credit to each Participant’s Account for such period a Matching Contribution equal to the amount of the Matching
Contribution so determined.

12.     Section 3.4 is amended to read as follows:

3.4     Discretionary Contributions.

The amount of a Discretionary Contribution (if any) shall be determined by the Chief Executive Officer of the Controlling Company or his
duly authorized designee, the Senior Human Resources Officer of the Controlling
Company, or the Compensation Committee, in his or its sole discretion. The
Administrative Committee shall credit any such Discretionary Contribution to the
Account of a Participant as of any Valuation Date.

13.     Section 3.8 is amended to read as follows:

3.8     Vesting.

(a)     General. A Participant will at all times be fully vested in his Deferral Contributions and his Matching Contributions to the extent such
Matching Contributions were made with respect to deferrals of Base Salary and/or Annual Bonuses considered earned before January 1, 2015, and the earnings credited to his Account with respect to such Deferral and Matching
Contributions. Except as otherwise provided by the Chief Executive Officer of the Controlling Company, his designee, the Senior Human Resources Officer of the Controlling Company, or the Compensation Committee before or at the time such contributions are made, a Participant will at all times be fully vested in his
Discretionary Contributions and other Matching Contributions, and the earnings thereon.

(b)     Change in Control. If a Change in Control occurs with
respect to the Controlling Company, Participants will be or become immediately
100% vested in the Matching Contributions and Discretionary Contributions that are not otherwise vested as of the date of such Change in Control. Matching

Contributions and Discretionary Contributions that the Chief Executive Officer of the Controlling Company, his designee, the Senior Human Resources Officer of the Controlling Company, or the Compensation Committee determines are not immediately vested and that are credited to Participants’ Account after the date of a Change in Control will continue to vest in accordance with the applicable vesting schedules as applied to such Matching and Discretionary before the
Change in Control.

(c)     Other Vesting Schedules. In addition to the vesting dates
provided in subsections (a) and (b), a Participant’s Matching Contributions and/or
Discretionary Contributions, and the earnings credited with respect thereto, will vest at the time or times provided in any employment agreement, offer letter or other valid written agreement between the Participant and an Affiliate.

14.     Section 4.1 is amended to read as follows:

4.1    Selection by Retirement Plans Investment Committee.

From time to time, the Retirement Plans Investment Committee shall select two or more Investment Funds for purposes of determining the rate of return on amounts deemed invested in accordance with the terms of the Plan. The
Retirement Plans Investment Committee may change, add or remove Investment
Funds on a prospective basis at any time(s) and in any manner it deems appropriate.

15.     The introductory paragraph of Section 4.2 is amended to read as follows:

Each Participant generally may direct the manner in which his
Account shall be deemed invested in and among the Investment Funds; provided, any amounts credited to the Company Stock Fund shall at all times remain credited to such fund until the date such amount is distributed to the Participant or his Beneficiary. Any Participant investment directions permitted hereunder shall be made in accordance with the following terms:

16.     Effective for Participants who die on or after October 1, 2015, Section 5.4 is amended to read as follows:

5.4     Death Benefits.

If a Participant dies before full payment of his Post-409A Account is made, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee shall be entitled to receive a distribution of the entire vested amount credited to such
Participant’s Post-409A Account. The Post-409A Account shall be distributed to such Beneficiary or Beneficiaries in the form of a single-sum payment, and the
Payment Date shall be the 60th day after the date of the Participant’s death.

17.     Section 5.5 is amended, effective for all Discretionary Contributions made with respect to services performed after December 31, 2014, to read as follows:

5.5     Distribution of Post-409A Account Discretionary Contributions.

(a) Determination by Grantor. Subject to Section 5.4,
distribution of any Discretionary Contributions from a Participant’s Post-409A
Account shall be made in the form and at the time specified by the Chief
Executive Officer of the Controlling Company (to the extent duly authorized) or his duly authorized designee, the Senior Human Resources Officer of the
Controlling Company, or the Compensation Committee, as applicable, when such
Discretionary Contribution is declared.

(b) Participant Election in Absence of Designation by
Grantor. If the Chief Executive Officer of the Controlling Company (to the
extent duly authorized) or his duly authorized designee, the Senior Human
Resources Officer of the Controlling Company, or the Compensation Committee,
as applicable, does not designate a time and form of payment for Discretionary
Contributions as provided in subsection (a), then such Discretionary Contribution shall be distributed at the same time and in the same form of payment applicable to such Participant’s Salary Deferral Election, if any (including any modifications thereafter made in accordance with the provisions of this Article), applicable to the Plan Year in which the Discretionary Contribution is made, but only if either
(i) such Salary Deferral Election was made before the first day of the first Plan
Year in which services to which the Discretionary Contribution are attributable are performed, or (ii) such Salary Deferral Election was made pursuant to Section
3.2(a)(ii) and was made before the first day on which services to which the
Discretionary Contribution are attributable are performed.

(c) Default Payment. If no payment elections apply under
subsections (a) and (b) for a particular Discretionary Contribution, such
Discretionary Contributions will be distributed in the form provided in Section
5.2(b)(i), and the Payment Date for such Discretionary Contributions will be determined under Section 5.2(a)(i).

18.     Effective as of September 30, 2014, Section 5.8 is amended to read as follows:

5.8     Offset of Post-409A Account by Amounts Owed to the Company.

Notwithstanding anything in the Plan to the contrary, the
Administrative Committee may, in its sole discretion, offset any benefit payment or payments of a Participant’s or Beneficiary’s Post-409A Account under the Plan by any amount owed by such Participant or Beneficiary (whether or not such obligation is related to the Plan) to any Affiliate. Notwithstanding the foregoing, no such offset will apply before the Post-409A Account is otherwise payable under the Plan, unless the following requirements are satisfied: (i) the debt owed to the Affiliate was incurred in the ordinary course of the relationship between the

Participant and the Affiliate, (ii) the entire amount of offset under this sentence and any similar provision in the Aflac Incorporated Market Director Deferred
Compensation Plan in a single taxable year does not exceed $5,000, and (iii) the offset occurs at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant or Beneficiary.

19.    Section 6.1(b)(ii) is amended to read as follows:

(ii) A Participant was permitted to elect, at the time he
made his initial Salary Deferral or Annual Bonus Election or other deferral election under the Plan, to have his Pre-409A Account payable under this Section paid (or commenced) on any date (whether before or after the date his employment terminates, but not earlier than 1 year after the end of the Plan Year for which such election applies) specified in such election. A Participant was permitted to elect a different benefit commencement date with respect to his Salary Deferral and Annual Bonus
Elections; provided, unless determined otherwise by the Administrative
Committee, a Participant may elect no more than 2 different benefit commencement dates with respect to his Salary Deferral and Annual
Bonus Elections. The Administrative Committee shall pay (or commence the payment of) the Participant’s Pre-409A Account as soon as administratively feasible after the time specified in such election;
provided, with respect to each initial scheduled benefit commencement date, (as determined in accordance with the preceding sentence or subsection (b)(i) hereof), the Participant may make a one-time election in writing, at least 1 year before such initial scheduled benefit commencement date, to delay the payment (or commencement) of his total benefit payable on such date to a later date, and such total benefit shall be paid (or commenced) as soon as administratively feasible after such delayed date.

20.     The introductory paragraph of Section 6.2(b) is amended to read as follows:

(b)     Annual Installments. A Participant was permitted to
elect, at the time he made his initial Salary Deferral or Annual Bonus Election or other deferral election under the Plan, to have his Pre-409A Account payable under Section 6.1 paid in the form of annual installment payments. If a
Participant did not initially elect the installment form of distribution for any portion of his benefit, that portion of his benefit shall be paid in the form of a lump sum payment unless, at least 1 year before his initial scheduled benefit commencement date (as determined in accordance with Section 6.1), the
Participant makes a one-time election in writing to receive such benefit in the form of installment payments (in accordance with the terms of this subsection).
The following terms and conditions shall apply to installment payments made with respect to a Participant’s Pre-409A Account under the Plan:

21.    Article IX is renamed as follows:

ARTICLE IX
ADMINISTRATIVE AND RETIREMENT PLANS INVESTMENT COMMITTEES

22.     Section 9.3 is amended to read as follows:

9.3     Compensation, Indemnity and Liability.

The Administrative Committee and the Retirement Plans
Investment Committee and their members shall serve as such without bond and compensation for services hereunder. All expenses of the Administrative
Committee and Retirement Plans Investment Committee shall be paid by the
Participating Companies. No member of the committees shall be liable for any act or omission of any other member of the committees, nor for any act or omission on his own part, except with regard to his own willful misconduct. The
Participating Companies shall indemnify and hold harmless the Administrative
Committee and the Retirement Plans Investment Committee, and each member thereof, against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the Administrative
Committee and/or Retirement Plans Investment Committee, excepting only expenses and liabilities arising out of his own willful misconduct.

23.     A new Section 9.4 is added to read as follows:

9.4     Retirement Plans Investment Committee.

(a) Appointment.     The Retirement Plans Investment
Committee will initially consist of those individuals who have been so appointed by the Controlling Company. The Chairperson or the Controlling Company will have the right to remove any member of the Retirement Plans Investment
Committee at any time. A member may resign at any time by written resignation to the remaining members of the Retirement Plans Investment Committee. If a vacancy in the Retirement Plans Investment Committee should occur, a successor may be appointed by the Chairperson or the Controlling Company.

(b) Duties. The Retirement Plans Investment Committee will
have the following responsibility and authority:

(1) To appoint one or more persons to serve as
investment manager with respect to all or part of the Trust, if any; and

(2) To provide the Trustee with general investment
policy guidelines and directions to assist the Trustee respecting investments made pursuant to the terms of the Plan.

24.     Exhibit A is amended to read as follows:

EXHIBIT A

Participating Companies

Company Names                         Effective Date

Communicorp, Inc.                         Original Effective Date of the Plan

American Family Life Assurance                 Original Effective Date of the Plan
Company of New York

American Family Life Assurance                 Original Effective Date of the Plan
Company of Columbus

AFLAC International, Inc.                     Original Effective Date of the Plan

Continental American Insurance                 August 1, 2010
Company

Aflac Benefits Solutions, Inc.                 February 1, 2012

25. Except as specifically amended hereby, the Plan will remain in full form and effect.

IN WITNESS WHEREOF, an officer of Aflac Incorporated has executed this Amendment as of the date written below.
AFLAC INCORPORATED

By: /s/ Matthew Owenby
Date: September 12 , 2014